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                                                                    EXHIBIT 99.1
                                 TRUST ONE BANK

                                REVOCABLE PROXY

    This Proxy is solicited on behalf of the Board of Directors of Trust One Bank ("Trust One") who will serve as the Proxy Committee for the Special Meeting of Shareholders to be held at 5:30 p.m., local time on Tuesday, May 18, 2004, at the main office of Trust One Bank, 1715 Aaron Brenner Drive, Suite 120, Memphis, Tennessee, and at any adjournment thereof (the "Special Meeting"). The undersigned shareholder of Trust One hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all of the shares of Trust One held of record by the undersigned at the close of business on April 1, 2004, at the Special Meeting.

    The Proxy Committee will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and is authorized to vote in its discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will be voted in favor of the following proposal.

       [ ] FOR        [ ] OR AGAINST        [ ] OR ABSTAIN FROM VOTING ON

1. the authorization, adoption and approval of the Agreement and Plan of Share Exchange dated as of December 17, 2003 between Trust One and Synovus Financial Corp.

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.
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    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSAL AND UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE FURNISHED.

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                                                            Please sign exactly as name appears on this Proxy Card.
                                                            When shares are held by joint tenants, both should
                                                            sign. When signing as attorney, executor,
                                                            administrator, trustee, or guardian, please give full
                                                            title as such. If a corporation, please sign in full
                                                            corporate name by president or other authorized
                                                            officer. If a partnership, please sign in partnership
                                                            name by authorized person.


                                                             DATED: --------------------------------------------- ,
                                                                                                              2004.


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                                                            SIGNATURE


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                                                            SIGNATURE (IF HELD JOINTLY)
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